                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-3144) pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 1995 Non Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan of LeCroy Corporation of our report dated August 3, 1998, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1998.


                                                               ERNST & YOUNG LLP

Hackensack, New Jersey
September 14, 1998




                                       47